Exhibit 23.1.2

                          INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the reference to us as principal accountants in this registration statement of Express Investments Associates, Inc. on Form SB-2 under the heading "Changes in and Disagreements with Accountants".

/s/ Rita Harvey

Cordovano and Harvey, P.C.
Denver, Colorado
March 31, 2000